Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Farhan Ahmad	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	farhanahmad@micron.com	epompen@micron.com
	(408) 834-1927	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
FIRST QUARTER OF FISCAL 2021

Industry’s first 176-layer NAND in production

BOISE, Idaho, Jan. 7, 2021 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its first quarter of fiscal 2021, which ended Dec. 3, 2020.

Fiscal Q1 2021 highlights
•Revenue of $5.77 billion versus $6.06 billion for the prior quarter and $5.14 billion for the same period last year
•GAAP net income of $803 million, or $0.71 per diluted share
•Non-GAAP net income of $897 million, or $0.78 per diluted share
•Operating cash flow of $1.97 billion versus $2.27 billion for the prior quarter and $2.01 billion for the same period last year

“Micron delivered outstanding fiscal first quarter results, driven by focused execution and strong end-market demand,” said Micron Technology President and CEO Sanjay Mehrotra. “We are excited about the strengthening DRAM industry fundamentals. For the first time in our history, Micron is simultaneously leading on DRAM and NAND technologies, and we are in an excellent position to benefit from accelerating digital transformation of the global economy fueled by AI, 5G, cloud, and the intelligent edge.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ1-21	FQ4-20	FQ1-20	FQ1-21	FQ4-20	FQ1-20

Revenue	$5,773	$6,056	$5,144	$5,773	$6,056	$5,144
Gross margin	1,736	2,068	1,366	1,784	2,111	1,405
percent of revenue	30.1%	34.1%	26.6%	30.9%	34.9%	27.3%
Operating expenses	870	911	848	811	809	811
Operating income	866	1,157	518	973	1,302	594
percent of revenue	15.0%	19.1%	10.1%	16.9%	21.5%	11.5%
Net income attributable to Micron	803	988	491	897	1,229	548
Diluted earnings per share	0.71	0.87	0.43	0.78	1.08	0.48

Investments in capital expenditures, net(2) were $2.78 billion for the first quarter of 2021. Micron ended the quarter with cash, marketable investments, and restricted cash of $8.36 billion, for a net cash(2) position of $1.73 billion.

Business Outlook

The following table presents Micron’s guidance for the second quarter of 2021:

FQ2-21	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$5.8 billion ± $200 million	$5.8 billion ± $200 million
Gross margin	25% ± 1%	31% ± 1%
Operating expenses	$882 million ± $25 million	$825 million ± $25 million
Interest (income) expense, net	$37 million	$35 million
Diluted earnings per share	$0.41 ± $0.07	$0.75 ± $0.07

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Thursday, Jan. 7, 2021, at 2:30 p.m. MT to discuss its first quarter financial results and provide forward-looking guidance for its second quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions. Through our global brands — Micron® and Crucial® — our broad portfolio of high-performance memory and storage technologies, including DRAM, NAND, 3D XPoint™ memory, and NOR, is transforming how the world uses information to enrich life for all. Backed by more than 40 years of technology leadership, our memory and storage solutions enable disruptive trends, including artificial intelligence, 5G, machine learning, and autonomous vehicles, in key market segments like mobile, data center, client, consumer, industrial, graphics, automotive, and networking. Our common stock is traded on Nasdaq under the MU symbol. To learn more about Micron Technology, Inc., visit micron.com.

Micron and the Micron orbit logo are trademarks of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic position, and our financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, specifically our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, net cash, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	1st Qtr.	4th Qtr.	1st Qtr.
	December 3, 2020	September 3, 2020	November 28, 2019

Revenue	$5,773	$6,056	$5,144
Cost of goods sold	4,037	3,988	3,778
Gross margin	1,736	2,068	1,366

Research and development	647	630	640
Selling, general, and administrative	214	231	211
Other operating (income) expense, net	9	50	(3)
Operating income	866	1,157	518

Interest income	10	13	44
Interest expense	(48)	(50)	(47)
Other non-operating income (expense), net	13	5	46
	841	1,125	561

Income tax (provision) benefit	(51)	(136)	(55)
Equity in net income (loss) of equity method investees	13	1	2
Net income	803	990	508

Net income attributable to noncontrolling interests	—	(2)	(17)
Net income attributable to Micron	$803	$988	$491

Earnings per share
Basic	$0.72	$0.89	$0.44
Diluted	0.71	0.87	0.43

Number of shares used in per share calculations
Basic	1,115	1,111	1,107
Diluted	1,135	1,131	1,129

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	December 3, 2020	September 3, 2020

Assets
Cash and equivalents	$5,985	$7,624
Short-term investments	1,047	518
Receivables	3,691	3,912
Inventories	5,521	5,607
Other current assets	285	304
Total current assets	16,529	17,965
Long-term marketable investments	1,264	1,048
Property, plant, and equipment	32,229	31,031
Operating lease right-of-use assets	577	584
Intangible assets	336	334
Deferred tax assets	726	707
Goodwill	1,228	1,228
Other noncurrent assets	802	781
Total assets	$53,691	$53,678

Liabilities and equity
Accounts payable and accrued expenses	$4,856	$5,817
Current debt	273	270
Other current liabilities	559	548
Total current liabilities	5,688	6,635
Long-term debt	6,356	6,373
Noncurrent operating lease liabilities	529	533
Noncurrent unearned government incentives	656	643
Other noncurrent liabilities	555	498
Total liabilities	13,784	14,682

Commitments and contingencies

Shareholders’ equity
Common stock	120	119
Additional capital	9,034	8,917
Retained earnings	34,138	33,384
Treasury stock	(3,495)	(3,495)
Accumulated other comprehensive income (loss)	110	71
Total equity	39,907	38,996
Total liabilities and equity	$53,691	$53,678

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Three months ended	December 3, 2020	November 28, 2019

Cash flows from operating activities
Net income	$803	$508
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense and amortization of intangible assets	1,487	1,296
Amortization of debt discount and other costs	7	10
Stock-based compensation	92	72
(Gain) loss on debt prepayments, repurchases, and conversions	—	(42)
Change in operating assets and liabilities
Receivables	251	(208)
Inventories	86	175
Accounts payable and accrued expenses	(753)	178
Deferred income taxes, net	(24)	19
Other	18	3
Net cash provided by operating activities	1,967	2,011

Cash flows from investing activities
Expenditures for property, plant, and equipment	(2,738)	(1,943)
Purchases of available-for-sale securities	(1,002)	(407)
Proceeds from maturities of available-for-sale securities	216	163
Proceeds from sales of available-for-sale securities	45	988
Proceeds from government incentives	40	22
Other	21	(12)
Net cash provided by (used for) investing activities	(3,418)	(1,189)

Cash flows from financing activities
Payments on equipment purchase contracts	(97)	(11)
Repayments of debt	(84)	(1,415)
Acquisition of noncontrolling interest in IMFT	—	(744)
Proceeds from issuance of debt	—	1,250
Other	(33)	(72)
Net cash provided by (used for) financing activities	(214)	(992)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	27	(14)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,638)	(184)
Cash, cash equivalents, and restricted cash at beginning of period	7,690	7,279
Cash, cash equivalents, and restricted cash at end of period	$6,052	$7,095

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	1st Qtr.	4th Qtr.	1st Qtr.
	December 3, 2020	September 3, 2020	November 28, 2019

GAAP gross margin	$1,736	$2,068	$1,366
Stock-based compensation	41	37	31
Other	7	6	8
Non-GAAP gross margin	$1,784	$2,111	$1,405

GAAP operating expenses	$870	$911	$848
Stock-based compensation	(51)	(52)	(41)
Restructure and asset impairments	(8)	(50)	4
Non-GAAP operating expenses	$811	$809	$811

GAAP operating income	$866	$1,157	$518
Stock-based compensation	92	89	72
Restructure and asset impairments	8	50	(4)
Other	7	6	8
Non-GAAP operating income	$973	$1,302	$594

GAAP net income attributable to Micron	$803	$988	$491
Stock-based compensation	92	89	72
Restructure and asset impairments	8	50	(4)
Amortization of debt discount and other costs	7	6	10
(Gain) loss on debt prepayments, repurchases, and conversions	—	—	(42)
Other	7	6	8
Estimated tax effects of above and non-cash changes in net deferred income taxes	(20)	90	13
Non-GAAP net income attributable to Micron	$897	$1,229	$548

GAAP weighted-average common shares outstanding - Diluted	1,135	1,131	1,129
Adjustment for stock-based compensation and capped calls	11	11	9
Non-GAAP weighted-average common shares outstanding - Diluted	1,146	1,142	1,138

GAAP diluted earnings per share	$0.71	$0.87	$0.43
Effects of the above adjustments	0.07	0.21	0.05
Non-GAAP diluted earnings per share	$0.78	$1.08	$0.48

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	1st Qtr.	4th Qtr.	1st Qtr.
	December 3, 2020	September 3, 2020	November 28, 2019

GAAP net cash provided by operating activities	$1,967	$2,271	$2,011
Investments in capital expenditures, net
Expenditures for property, plant, and equipment, net(1)	(2,726)	(2,268)	(1,936)
Payments on equipment purchase contracts	(97)	(14)	(11)
Amounts funded by partners	40	122	22
Adjusted free cash flow	$(816)	$111	$86

(1)Expenditures for property, plant, and equipment, net include proceeds from sales of property, plant, and equipment of $12 million for the first quarter of 2021, $12 million for the fourth quarter of 2020, and $7 million for the first quarter of 2020.

As of	December 3, 2020	September 3, 2020

Cash and short-term investments	$7,032	$8,142
Current and noncurrent restricted cash	67	66
Long-term marketable investments	1,264	1,048
Current and long-term debt	(6,629)	(6,643)
Net cash	$1,734	$2,613

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income, net income attributable to Micron, diluted shares, diluted earnings per share, adjusted free cash flow, and net cash. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Flow-through of business acquisition-related inventory adjustments;
•Acquisition-related costs;
•Start-up and preproduction costs;
•Employee severance;
•Restructure and asset impairments;
•Amortization of debt discount and other costs, including the accretion of non-cash interest expense associated with our convertible notes and other debt;
•Gains and losses from debt repurchases and conversions;
•Gains and losses from business acquisition activities;
•Initial impact of inventory accounting policy change to FIFO and change in inventory cost absorption in the second quarter of 2021; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, and significant changes in tax law.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income. Non-GAAP diluted shares also include the impact of capped calls, which are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of convertible notes, based on the average share price for the period the capped calls were outstanding.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$5.8 billion ± $200 million	—		$5.8 billion ± $200 million
Gross margin	25% ± 1%	6%	A	31% ± 1%
Operating expenses	$882 million ± $25 million	$57 million	B	$825 million ± $25 million
Interest (income) expense, net	$37 million	$2 million	C	$35 million
Diluted earnings per share(1)	$0.41 ± $0.07	$0.34	A, B, C, D	$0.75 ± $0.07

Non-GAAP Adjustments (in millions)

A	Inventory accounting policy change to FIFO – cost of goods sold	$135
A	Change in inventory cost absorption – cost of goods sold	165
A	Stock-based compensation – cost of goods sold	54
A	Other – cost of goods sold	7
B	Stock-based compensation – research and development	30
B	Stock-based compensation – sales, general, and administrative	27
C	Amortization of debt discount and other costs	2
D	Tax effects of the above items and non-cash changes in net deferred income taxes	(27)
		$393

(1)GAAP earnings per share based on approximately 1.14 billion diluted shares and non-GAAP earnings per share based on approximately 1.15 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.